UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

FOR IMMEDIATE RELEASE	May 30, 2018
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES COMPLETES ACQUISITION OF INDIANA PORTFOLIO

FREEHOLD, NJ, May 30, 2018........ UMH Properties, Inc. (NYSE: UMH) announced that it closed on the acquisition of two communities located in Anderson, Indiana for a total purchase price of approximately $20,500,000. This portfolio contains two all-age communities with a total of 669 developed homesites. The portfolio is situated on approximately 231 acres. The weighted-average occupancy rate for this portfolio is approximately 91%.

Samuel A. Landy, President and Chief Executive Officer, commented, “This acquisition further strengthens our portfolio of manufactured home communities in the Indiana market. Indiana has been one of our best performing regions.”

“These stabilized communities are in good condition. They should benefit from our marketing, sales and rental programs. These communities also present future upside with approvals to develop another 270 sites.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 114 manufactured home communities with approximately 20,600 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland and Michigan. In addition, the Company owns a portfolio of REIT securities.

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A NYSE Company: Symbol – UMH

since 1968